Exhibit 99.1

Citigroup Inc.
EUR 100,000,000 6.393% Fixed Rate Subordinated Notes due 2023
under the
Programme for the issuance of

Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Euro ("EUR")
3.	Aggregate Nominal Amount:	EUR 100,000,000
4.	Issue Price:	100% of the Aggregate Nominal Amount
5.	(i) Specified Denominations:	EUR 50,000
	(ii) Calculation Amount:	EUR 50,000
6.	Issue Date:	6 March 2008
7.	Maturity Date:	6 March 2023
8.	Interest Basis:	The Notes will bear interest annually in arrears at a fixed rate of interest as described below from and including 6 March 2008 to but excluding the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Subordinated
PROVISIONS RELATING TO INTEREST PAYABLE
11.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	6.393% per annum payable annually in arrears
	(ii) Interest Payment Dates:	6 March in each year from and including 6 March 2009 to and including 6 March 2023, as adjusted in accordance with the Modified Following Business Day Convention.
	(iii) Fixed Coupon Amount:	EUR 3196.50 per Calculation Amount
	(iv) Day Count Fraction:	Actual/Actual (ICMA) (unadjusted)
	(v) Business Days:	TARGET
12.	Final Redemption Amount	Par
13.	Early Redemption Amount of each Note	Par, payable on redemption for taxation reasons or on event of default
GENERAL PROVISIONS
14.	Form of Notes:	Bearer Notes.
DISTRIBUTION
15.	TEFRA:	The D Rules are applicable
17.	Listing:	Luxembourg
OPERATIONAL INFORMATION
ISIN Code:		XS0350626965
Common Code:		035062696